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                                                                     EXHIBIT 5.1

   [LETTERHEAD OF HOUSLEY GOLDBERG KANTARIAN & BRONSTEIN, P.C. APPEARS HERE]


     Board of Directors
     Commercial Federal Corporation
     2120 South 72nd Street
     Omaha, Nebraska 68124

       Re:  Commercial Federal Corporation Registration Statement on Form S-8
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            Railroad Financial Corporation 1994 Stock Option and Incentive Plan
            Railroad Financial Corporation 1991 Directors' Stock Option Plan Railroad Financial Corporation 1986 Stock Option and Incentive Plan, as amended, on February 22, 1991

     Gentlemen:

        We have acted as special counsel to Commercial Federal Corporation, a Nebraska corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 62,389 shares of common stock, par value $.01 per share (the "Common Stock") of the Company which may be issued upon the exercise of options granted under the Railroad Financial Corporation 1994 Stock Option and Incentive Plan, the Railroad Financial Corporation 1991 Directors' Stock Option Plan and the Railroad Financial Corporation 1986 Stock Option and Incentive Plan, as amended, on February 22, 1991 (the "Plans"), and as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

        We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to and in accordance with the terms of the Plans (including but not limited to receipt of proper payment therefor) and in accordance with the terms of the Reorganization and Merger Agreement between the Company and Railroad Financial Corporation and their respective Savings Bank subsidiaries, dated April 18, 1995, will be duly and validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 and to references to our firm included under the caption "Legal Opinion" in the Registration Statement.

                                    Very truly yours,

                                    Housley Goldberg Kantarian & Bronstein, P.C.


                                    By:  /s/ Gary R. Bronstein
                                         --------------------------
                                         Gary R. Bronstein, Esquire
     Washington, D.C.
     October 5, 1995